SCHEDULE 14C-A
          Information Statement Pursuant to Section 14(c) of the
                    Securities Exchange Act of 1934


Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                       The Thorsden Group, Ltd.
 ........................................................................
             (Name of Registrant as Specified in Charter)

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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        ............................................................
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    previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         THE THORSDEN GROUP, LTD.
                         4505 South Wasatch Blvd.
                       Salt Lake City, Utah  84124

                 NOTICE OF THE TAKING OF CORPORATE ACTION
                   WITHOUT A MEETING BY WRITTEN CONSENT

To the Shareholders:

     Notice is hereby given that, pursuant to written consent resolutions adopted by the owners of approximately 70 percent of the issued and outstanding shares of Common Stock of The Thorsden Group, Ltd., a Delaware corporation (the "Company"), effective twenty (20) days after this Notice and the attached Information Statement are mailed to all shareholders of the Company (approximately April 4, 1998), the Certificate of Incorporation of the Company will be amended to increase the authorized capital of the Company to 50,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.001 per share.

     All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing shareholders of these corporate actions before they take effect.

     Pursuant to Section 228 of the Delaware General Corporation Law, shareholders of record of the Company as of January 15, 1998, the date on which the Written Consent Resolutions were signed by shareholders owning at least a majority of the issued and outstanding shares of Common Stock of the Company, are entitled to receive this Information Statement and Notice of Shareholder Action by Written Consent.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              By Order of the Board of Directors,


                              Marty Alfred, Secretary


Salt Lake City, Utah
April 3, 1998

                         THE THORSDEN GROUP, LTD.
                         4505 South Wasatch Blvd.
                       Salt Lake City, Utah  84124
                             (801) 424-0044


                         INFORMATION STATEMENT

     This Information Statement is provided by the Board of Directors of The Thorsden Group, Ltd., a Delaware corporation (the "Company"), in connection with stockholder approval of an amendment to the Company's Certificate of Incorporation (the "Amendment") pursuant to which the Company's Board of Directors has increased the authorized capital of the Company to 50,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.001 per share. Stockholder approval of the Amendment has been obtained by receipt of written consent resolutions of the holders of a majority of the Company's issued and outstanding Common Stock. The complete text of the Amendment is attached hereto as Exhibit "A." A copy of the Shareholder Consent Resolutions is attached hereto as Exhibit "B." The Preferred Stock may be issued from time to time in one or more series, with such distinct serial designations as shall be stated in resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock. The Amendment authorizes the Board, without further vote or action of the shareholders of the Company, to designate the rights, preferences, privileges, and restrictions associated with any such series of Preferred Stock.

     A summary of each of these matters is set forth herein.

     All of the foregoing actions have been effected pursuant to Section 228 of the Delaware General Corporation Law, by written consent resolutions (the "Consent Resolutions") of shareholders of the Company executed by holders of an aggregate of approximately seventy percent (70%) of the Company's issued and outstanding Common Stock. In accordance with regulations of the Securities and Exchange Commission (the "Commission"), the Consent Resolutions will be effective 20 days following the mailing of this Information
Statement.

     The Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

     The Company's principal executive offices are located at 4505 South Wasatch Blvd., Salt Lake City, Utah 84124. This Information Statement will be mailed to the Company's stockholders on or about April 3, 1998.

                        SHAREHOLDER CONSENT RESOLUTION:

                  AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     The Amendment as adopted by unanimous vote of the Board of Directors and by vote of the holders of a majority of the Company's outstanding Common Stock amends Article Fourth of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.001 per share to 50,000,000 shares, and the number of authorized shares of Preferred Stock to 10,000,000 shares par value of $.001 per share, and vests in the Board of Directors of the Company the authority to establish by resolution of the Directors, at or prior to the time of issuance, without further vote or action by the shareholders of the Company, distinct series of such Preferred Stock, and to fix by resolution the rights, preferences, privileges, and restrictions of each such series which the Board might designate. Such rights and preferences shall include, but not be limited to, dividend rates, whether dividends are cumulative or noncumulative, conversion rights, voting rights, terms of redemption, if any, redemption prices, liquidation preferences, anti-dilution rights, and similar matters. If the Board of Directors shall authorize the issuance of any series of Preferred Stock, such series may be granted the right to elect one or more of the Company's Directors, and such series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class of stock issued by the Company.

     The foregoing is only a summary of the Amendment and is not intended to be complete. Stockholders are urged to read carefully the provisions of the Amendment, the complete text of which is attached as Exhibit "A" to this Information Statement. The foregoing summary is qualified in its entirety by reference to the complete text.

     The number of shares outstanding and entitled to vote on this matter is 20,000,000 shares of Common Stock, each share being entitled to one vote. Pursuant to regulations promulgated by the Securities and Exchange Commission, the Consent Resolutions adopting the Amendment will become effective 20 days after the date of mailing this Information Statement to all Shareholders of record of the Company. The Company will then file the Amendment with the Secretary of State of Delaware. Thereafter, shares of Preferred Stock will be issuable at any time and from time to time, by action of the Board of Directors, without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines.

     The Company presently has no understandings or arrangements which would require the issuance of any of the shares of Preferred Stock which are authorized by the Amendment.

     Management proposed and adopted the Amendment at this time primarily for the following reasons:

     (1) All of the authorized Common Stock of the Company has been issued, which makes it impossible or impracticable to use the Company's equity securities for any purpose at this time.

     (2) The Company has a previously adopted stock option plan for employees, but the plan cannot be implemented until additional authorized shares are available, depriving management of an effective tool to recruit and retain employees.

     (3) Management desires to undertake a private placement of Common Stock to provide additional working capital for the growth of the Company's business and possible acquisition of additional technologies or businesses.

     (4) Having an increased number of shares of Preferred Stock and Common Stock available provides the Company with the broadest possible alternatives for using its securities for acquisitions and future capital raising transactions.

     The Company's Board of Directors believes this Amendment to be in the best interests of the Company and its Shareholders. From time to time, the Company may consider acquisitions or other transactions that may require the issuance of Common Preferred Stock. Presently, the Company has authorized capital of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. All of the Company's authorized common shares are issued and outstanding. The Amendment gives the Company the flexibility of using its Common Stock or Preferred Stock for the purpose of acquiring other companies or raising capital to pursue its business plan. Without increasing the number of authorized shares, this is not presently possible and the Company is severely restricted in its ability to raise capital or to use its shares to acquire other entities. In addition, access to additional shares will make it possible for the Board of Directors to use the Company's Common Stock as an incentive for employees, consultants and others who may provide important services to the Company in the future.

     Due to the Board of Directors' discretion in connection with the issuance of shares of Preferred Stock, the Amendment may, under certain circumstances, provide the Board of Directors timing and other advantages in responding to a tender offer or other attempts to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company. The use of Preferred Stock in this fashion is just one such possible use and the foregoing discussion is for illustration purposes only. The Certificate of Incorporation, as amended, does not contain any other anti-takeover devices and it is not management's intention at this time to adopt a series of such measures or devices.

     These advantages will also accrue to the benefit of the shareholders generally. As the Company is able to add to its business through acquisitions, conserve cash by using stock as an incentive compensation tool, attract and retain talent through use of stock options and share ownership, and raise capital through the sale of its securities the value of the shares held by existing stockholders should increase.

     There can be no assurance, however, that the Company will be successful in attracting new personnel or that any market for the Company's securities will ever develop. Furthermore, the issuance of shares of Common Stock or of other securities (such as Preferred Stock) that may be converted into Common Stock, whether through offer and sale or in connection with the acquisition or otherwise, will result in dilution of existing shareholders, and such dilution may be substantial.

     The Consent Resolutions authorizing the Amendment will become effective 20 days after the date of mailing of this Information Statement, on or about April 20, 1998.

     Section 228 of the Delaware General Corporation Law provides that, in lieu of obtaining approval of a proposal at a special meeting of shareholders, shareholders of the Company may take action by written consent resolutions, provided that the consent resolutions are signed by shareholders of the Company who own at least fifty percent of the issued and outstanding shares of Common Stock of the Company. Shareholders owning seventy percent of the issued and outstanding shares of Common Stock of the Company have consented to the adoption of the Amendment and therefore the Amendment has been adopted. There are no rights of appraisal or other rights of dissenting shareholders applicable to this action.

     As of the date of this Information Statement, the authorized capital of the Company consisted of Twenty Million (20,000,000) shares of Common Stock, par value $.001 per share, of which 20,000,000 shares were issued outstanding, and 1,000,000 shares of Preferred Stock, no shares of which are outstanding. After adoption of the Amendment, the authorized capital of the Company will consist of Fifty Million (50,000,000) shares of Common Stock, of which 20,000,000 shares will be issued and outstanding, and Ten Million (10,000,000) shares of Preferred Stock, of which no shares will be issued and outstanding.

                     DESCRIPTION OF THE COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by the Board of Directors out of funds legally available for such dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preferences granted the holders of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.


                INTEREST OF CERTAIN PERSONS IN OR
              OPPOSITION TO MATTERS TO BE ACTED UPON

     The Amendment has been approved by unanimous vote of the Board of Directors of the Company, acting in their capacity as Directors. These individuals also own, directly or indirectly, approximately 70% of the issued and outstanding shares of the Company's Common Stock and they have voted their shares to adopt the Amendment. None of these persons or any person associated with them has or will receive any payment or realize any other personal benefit as a result of the approval of the Amendment, other than the advantages enjoyed by all shareholders as outlined above. The Company has not been informed of any person who intends to oppose the adoption of the Amendment.

               INCORPORATION OF DOCUMENTS BY REFERENCE

     The following sections from the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997 (the "Annual Report") are hereby incorporated by reference and made a part hereof:

     1. Financial Statements of the Company included in Part II, Item 7 of the Annual Report.

     2.     Management's Plan of Operation, Part II, Item 6 of the Annual
Report.

     In addition, the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, September 30, and December 31, 1997, and its Current Report on Form 8-K for the period ended October 11, 1997, as amended, are also incorporated herein by reference. The Commission file number for the Company's documents which are incorporated by reference herein is 0-24372.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein shall be deemed to be modified or superseded for all purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                         By Order of the Board of Directors

                         John Blumenthal, Chairman



Salt Lake City, Utah
   April 3, 1998

                                 EXHIBITS



Exhibit A:  Amendment to Certificate of Incorporation

Exhibit B:  Written Consent of Stockholders in Lieu of Meeting

   Amendment A to Information Statement: Form of Certificate of Amendment

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                          THE THORSDEN GROUP, LTD.

The Thorsden Group, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Certificate of Incorporation of the Company has been adopted by the vote of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendment are as follows:

     RESOLVED, that the Company's Certificate of Incorporation be amended to increase the number of shares of capital stock the Company shall be authorized to issue as more fully set forth herein.

     FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate Of Incorporation will be amended to provide that the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share, and that the Board of Directors of the Company shall have authority, without further action by the shareholders, to create by resolution of the directors the powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series, to issue shares of one or more series of Preferred Stock of the Company, and to designate the relative rights and preferences of any such series.

SECOND: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true. Dated this ___ day of March, 1998.


                                   The Thorsden Group, Ltd.

                                    By:
                                 Title: Secretary

                                EXHIBIT "A"
                                   TO
                          CERTIFICATE OF AMENDMENT

                 Amendment to Certificate of Incorporation

Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety so that, as amended, said FOURTH Article shall read as follows:

FOURTH: The total number of shares of stock which the Company shall have authority to issue is FIFTY MILLION (50,000,000) shares of Common Stock and TEN MILLION (10,000,000) shares of Preferred Stock. All shares of stock authorized hereunder shall have a par value of 1/10th of one cent ($.001) per share. The Common Stock shall be of one class and one series without cumulative voting rights and without any preemptive rights. Except as otherwise required by statute, this Certificate of Incorporation, or provided for by resolution or resolutions of the Board of Directors, as hereinafter set forth, the holders of the Common Stock of the Company shall possess the exclusive right to vote for the election of directors and for all other corporate purposes. The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Delaware law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the voting rights; anti-dilution rights; terms of redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. If pursuant to this Article FOURTH, the Company's Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company's directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company.

                  EXHIBIT "B" to INFORMATION STATEMENT

                    Written Consent of Stockholders
                                  of
                        The Thorsden Group, Ltd.
                           in Lieu of Meeting

     The undersigned do hereby take the following actions and adopt the following resolutions in accordance with Section 228 (a) of the general corporation of the State of Delaware.

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to increase the number of authorized shares of both Common and Preferred Stock of the Corporation.

     RESOLVED, that the Company's Certificate of Incorporation be amended to increase the authorized stock of the Company as more fully set forth herein.

     FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate Of Incorporation will be amended to provide that the authorized capital of the Company will consist of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share, and that the Board of Directors of the Company shall have authority to create by powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series and issue shares of one or more series of Preferred Stock of the Company and to designate the relative rights of preferences of any such series.

     FURTHER RESOLVED, that the actions of the officers and the Directors of the Company heretofore taken in connection with the Amendment to the Certificate of Incorporation of the Company be, and that the same hereby is, ratified and approved in all respects.

     FURTHER RESOLVED, that the Directors of the Company be and they are hereby authorized and directed to take any such action as may be deemed necessary and advisable in order to carry out the purpose and intent of the foregoing resolutions.


        [THE FOLLOWING PAGE CONTAINS THE SIGNATURES OF THE SHAREHOLDERS.]